UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2022
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305		45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
On March 17, 2022, Post Holdings, Inc. (the “Company”) completed the previously announced redemption of $840.0 million of the aggregate principal amount outstanding under its 5.75% Senior Notes due 2027 (the “2027 Notes”), which, prior to such redemption, had an aggregate outstanding principal amount of approximately $1,299.3 million.

The 2027 Notes redeemed were governed by that certain Indenture, dated as of February 14, 2017, among the Company, each of the guarantors party thereto and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture dated as of March 28, 2017, that certain Second Supplemental Indenture dated as of January 30, 2018, that certain Third Supplemental Indenture dated as of July 5, 2018, and that certain Fourth Supplemental Indenture dated as of February 19, 2021, among the Company, the guarantors and the Trustee (as supplemented, the “Indenture”). $840.0 million of the 2027 Notes were redeemed for a price of 102.875% of the aggregate principal amount of the 2027 Notes being redeemed, plus accrued and unpaid interest for each day from March 1, 2022 to, but excluding, the redemption date of March 17, 2022. The Indenture otherwise remains in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2022	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

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